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                                                                    EXHIBIT 10.2

                                BRADY CORPORATION
                  DIRECTOR NONQUALIFIED STOCK OPTION AGREEMENT

     Option granted on ___________, ____, by Brady Corporation, a Wisconsin corporation (hereinafter called the "Company"), to _____________________ (hereinafter called the "Director").

                                   WITNESSETH:

     WHEREAS, the Board of Directors of the Company, desiring to attract and retain the services of experienced directors and to provide additional incentive for such directors to continue to work for the best interest of the Company and its shareholders, adopted the Brady Corporation 2005 Nonqualified Stock Option Plan for Non-Employee Directors on November 17, 2005 ("the Plan");

     NOW, THEREFORE, it is agreed as follows:

     1. NUMBER OF SHARES OPTIONED; OPTION PRICE. The Company grants to the Director the right and option to purchase, on the terms and conditions hereof, all or any part of an aggregate of ____________ (_______) shares of the presently authorized Class A Common Stock of the Company, $.01 par value, whether unissued or issued and reacquired by the Company, at the price of __________ Dollars and __________________ Cents (_________) per share (the
"Option Price").

     2. CONDITIONS OF EXERCISE OF OPTIONS DURING DIRECTOR'S LIFETIME; VESTING OF OPTION. Except as provided hereinafter in this paragraph and in paragraph 3, this Option may not be exercised (a) unless Director is at the date of the exercise a Director of the Company and (b) until Director shall have been continuously a Director for a period of at least one year from the date hereof. Thereafter, this Option shall be exercisable for any amount of shares up to the maximum percentage of shares covered by this Option (rounded up to the nearest whole share) as follows (but in no event shall this Option be exercisable for any shares after the expiration date provided in paragraph 7):

Number of Completed Years of             Maximum Percentage
Continuous Directorship with Company    of Shares for Which
After Date of Grant of this Option     Option is Exercisable
------------------------------------   ---------------------
Less than 1                                   Zero
At least 1 but less than 2                    33-1/3%
At least 2 but less than 3                    66-2/3%
At least 3                                       100%

     If Director shall cease to be a Director of the Company for any reason (except death or disability, or if the Director has been a member of the Board of Directors for at least three years)


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after Director shall have been continuously a Director for one year after the grant of this Option, Director may, at any time within three months of such termination, but in no event later than the date of expiration of this Option, exercise this Option to the extent Director was entitled to do so on the date of such termination. This Agreement does not confer upon Director any right to continue as a Director of the Company.

     3. TERMINATION OF EMPLOYMENT, ETC. A. Notwithstanding the provisions of paragraph 2 hereof, in the event of the termination of the Directorship with the Company prior to _______, ________ [third anniversary of grant date], due to death or disability, or if the Director has been a member of the Board of Directors for at least three years, this Option shall become 100% vested and fully exercisable.

     For purposes of this Agreement, "Disability" means that the Director is disabled as a result of sickness or injury, such that he is unable satisfactorily to perform the Director's duties as determined by the Board of Directors, on the basis of medical evidence satisfactory to it.

     B. If the Directorship is terminated by the death of the Director, any unexercised, unexpired Stock Options granted hereunder to the Director shall be exercisable, in whole or in part, at any time within one year after the date of death, by the Director's personal representative or by the person to whom the Stock Options are transferred under the Director's last will and testament or the applicable laws of descent and distribution. If the Directorship is terminated as a result of the disability of the Director, any unexercised, unexpired Stock Options granted hereunder to the Director shall be exercisable, in whole or in part, at any time within one year after the date of disability. If the Directorship is terminated after the Director has been a member of the Board for at least three years, any unexercised, unexpired Stock Options granted hereunder to the Director shall be exercisable, in whole or in part, at any time within one year after the date of termination.

     C. In the event of (a) the merger or consolidation of the Company with or into another corporation or corporations in which the Company is not the surviving corporation, (b) the adoption of any plan for the dissolution of the Company, or (c) the sale or exchange of all or substantially all the assets of the Company for cash or for shares of stock or other securities of another corporation, this Option shall become fully vested and exercisable immediately prior to any such event in which the Company is not the surviving corporation.

     4. DEFERRAL OF EXERCISE. Although the Company intends to exert its best efforts so that the shares purchasable upon the exercise of this Option will be registered under, or exempt from the registration requirements of, the Federal Securities Act of 1933 (the "Act") and any applicable state securities law at the time or times this Option (or any portion of this Option) first becomes exercisable, if the exercise of this Option would otherwise result in the violation by the Company of any provision of the Act or of any state securities law, the Company may require that such exercise be deferred until the Company has taken appropriate action to avoid any such violation.

     5. METHOD OF EXERCISING OPTION. This Option shall be exercised by delivering to the Company, at the office of its Treasurer, a written notice of the number of shares with respect to which this Option is at the time being exercised and by paying the Company in full the Option Price of the shares being acquired at the time.


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     6. METHOD OF PAYMENT. Payment shall be made either (i) in cash or (ii) by delivering shares of the Company's Class A Common Stock which have been beneficially owned by the Director, the spouse of the Director, or both of them, for a period of at least six months prior to the time of exercise ("Delivered Stock") or (iii) by delivering a combination of cash and Delivered Stock. Payment in the form of Delivered Stock shall be in the amount of the Fair Market Value of the stock at the date of exercise, determined in accordance with paragraph 9.

     7. EXPIRATION DATE. This Option shall expire ten years after the date on which this Option was granted.

     8. WITHHOLDING TAXES. The Company may require payment of or withhold any tax which it believes is payable as a result of the exercise of this Option, and the Company may defer making delivery with respect to the shares until arrangements satisfactory to the Company have been made with regard to any such withholding obligations. In lieu of part or all of any such payment, the Director, in satisfaction of all withholding taxes (including, without limitation, Federal income, FICA (Social Security and Medicare) and any state and local income taxes) payable as a result of such exercise, may elect, subject to such rules and regulations as the Company may adopt from time to time, to have the Company withhold that number of shares (valued at Fair Market Value on the date of exercise and rounded upward) required to settle such withholding taxes.

     9. METHOD OF VALUATION OF STOCK. The "Fair Market Value" of the Class A Common Stock of the Company on any date shall mean, if the stock is then listed and traded on a registered national securities exchange, or is quoted in the NASDAQ National Market System, the average of the high and low sale prices recorded in composite transactions for such date or, if such date is not a business day or if no sales of shares shall have been reported with respect to such date, the next preceding business date with respect to which sales were reported. In the absence of reported sales or if the stock is not so listed or quoted, but is traded in the over-the-counter market, Fair Market Value shall be the average of the closing bid and asked prices for such shares on the relevant date.

     10. NO RIGHTS IN SHARES UNTIL CERTIFICATES ISSUED. Neither the Director nor his heirs nor his personal representative shall have any of the rights or privileges of a stockholder of the Company in respect of any of the shares issuable upon the exercise of the Option herein granted, unless and until certificates representing such shares shall have been issued.

     11. OPTION NOT TRANSFERABLE DURING DIRECTOR'S LIFETIME. This Option shall not be transferable by the Director other than by his will or by the laws of descent and distribution and shall be exercisable during his lifetime only by him.

     12. PROHIBITION AGAINST PLEDGE, ATTACHMENT, ETC. Except as otherwise herein provided, the Option herein granted and the rights and privileges pertaining thereto shall not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process.

     13. CHANGES IN STOCK. In the event there are any changes in the Class A Common Stock of the Company through merger, consolidation, reorganization, recapitalization, stock


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dividend, stock split, combination or exchange of shares, rights offering or any other change affecting the Class A Common Stock of the Company, appropriate changes shall be made by the Board of Directors of the Company, in the aggregate number of shares and the purchase price and kind of shares subject to this Option, to prevent substantial dilution or enlargement of the rights granted to or available for Director.

     14. DISSOLUTION OR MERGER. Anything contained herein to the contrary notwithstanding, upon the dissolution or liquidation of the Company, or upon any merger in which the Company is not the surviving corporation, at any time prior to the expiration date of the termination of this Option, the Director shall have the right immediately prior to the effective date of such dissolution, liquidation or merger, to surrender all or any unexercised portion of this Option to the Company for cash, subject to the discretion of the Board of Directors as to the exact timing of said surrender. Notwithstanding the foregoing, however, in the event Director has retired or died, Director's right to surrender all or any unexercised portion of this Option under this paragraph shall be available only to the extent that at the time of any such surrender, Director would have been entitled to exercise this Option under paragraphs 2 or 3 hereof, as the case may be. The amount of cash to be paid to Director for the portion of this Option so surrendered, shall be equal to the number of shares of Class A Common Stock subject to the surrendered Option multiplied by the difference between the Option Price per share, as described in paragraph 1 hereof, and the Fair Market Value per share, determined in accordance with paragraph 9 hereof, as of the time of surrender.

     15. NOTICES. Any notice to be given to the Company under the terms of this Agreement shall be addressed to the Company in care of its Vice President and Chief Financial Officer, and any notice to be given to the Director may be addressed at the address as it appears on the Company's records, or at such other address as either party may hereafter designate in writing to the other. Any such notice shall be deemed to have been duly given if and when enclosed in a properly sealed envelope addressed as aforesaid, and deposited, postage prepaid, in the United States mail.

     16. PROVISIONS OF PLAN CONTROLLING. This Option is subject in all respects to the provisions of the Plan. In the event of any conflict between any provisions of this Option and the provisions of the Plan, the provisions of the Plan shall control. Terms defined in the Plan where used herein shall have the meanings as so defined. Director acknowledges receipt of a copy of the Plan.

     17. WISCONSIN CONTRACT. This Option has been granted in Wisconsin and shall be construed under the laws of that state.


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     IN WITNESS WHEREOF, the Company has caused these presents to be executed on its behalf by its President and to be sealed with its corporate seal, and attested by its Secretary and the Director has hereunto set his hand and seal, all as of the day and year first above written, which is the date of the granting of this Option evidenced hereby.

                                        BRADY CORPORATION


                                        By:
                                            ------------------------------------
                                            President


                                        By:
                                            ------------------------------------
                                            Compensation Committee


                                        Attest:
                                                --------------------------------
                                                Secretary


                                        DIRECTOR:


                                        ----------------------------------------


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